Exhibit 1

AGREEMENT AS TO JOINT FILING OF SCHEDULE 13D

Dated February 6, 2008

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

 ABAX LOTUS LTD.

By: /s/ Jamie Tadelis_____________

Name:	Jamie Tadelis
Title:	General Counsel

ABAX GLOBAL OPPORTUNITIES FUND

By: /s/ Jamie Tadelis_____________

Name:	Jamie Tadelis
Title:	General Counsel

ABAX ARHAT FUND

By: /s/ Jamie Tadelis_____________

Name:	Jamie Tadelis
Title:	General Counsel

ABAX UPLAND FUND, LLC

By: /s/ Jamie Tadelis_____________

Name:	Jamie Tadelis
Title:	General Counsel

ABAX GLOBAL CAPITAL

By: /s/ Jamie Tadelis_____________

Name:	Jamie Tadelis
Title:	General Counsel

ABAX CLAREMONT LTD.

By: /s/ Jamie Tadelis_____________

Name:	Jamie Tadelis
Title:	General Counsel

/s/ Christopher Chung-Yi Hsu_____
Christopher Chung-Yi Hsu

/s/ Xiang Dong Yang____________
Xiang Dong Yang

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